EXHIBIT 10.30

EXECUTION VERSION

AMENDMENT NO. 3
TO CREDIT AND SECURITY AGREEMENT

This Amendment No. 3 to Credit and Security Agreement (this “Amendment”), dated as of October 9, 2009, is made by and among STONERIDGE, INC., an Ohio corporation (the “Parent”), STONERIDGE ELECTRONICS, INC., a Texas corporation (“Electronics”), STONERIDGE CONTROL DEVICES, INC., a Massachusetts corporation (“Controls”), STONERIDGE-POLLAK LIMITED, an English corporation (the “English Borrower”), STONERIDGE ELECTRONICS LIMITED., a Scottish corporation (the “Scottish Borrower” and together with the English Borrower, the “UK Borrowers”), STONERIDGE FAR EAST LLC, a Delaware limited liability company (“Far East”), as Guarantor, various financial institutions which are a party hereto, NATIONAL CITY BANK, a national banking association (“National City Bank”), as Lead Arranger and the Issuer (as hereinafter defined), and NATIONAL CITY BANK, successor to National City Bank Business Credit, Inc, as administrative agent and collateral agent (the “Agent”).

WITNESSETH:

WHEREAS, the Borrowers (as hereinafter defined) have been extended certain financial accommodations pursuant to that certain Credit and Security Agreement, dated as of November 2, 2007, among the Borrowers, various financial institutions (the “Lenders”), National City Bank, as Lead Arranger and LC Issuer and National City Business Credit, Inc., an Ohio corporation , as Agent, as amended by that certain Amendment No. 1 to Credit and Security Agreement and that certain Amendment No. 2 to Credit and Security Agreement (as so amended, and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the UK Borrowers (as hereinafter defined) have not borrowed any Revolving Advances (as hereinafter defined) under the Credit Agreement and therefore are not  currently liable to repay and  have never been liable to repay any Obligations (as hereinafter defined) under the Credit Agreement or the Other Loan Documents (as hereinafter defined), the Borrowers have requested that each UK Borrower be removed from the Credit Agreement and the Other Loan Documents as a “Borrower”, “Guarantor”, “Loan Party” and “Obligor”;

WHEREAS, the Borrowers have requested modification of the Credit Agreement to permit Parent to enter into an asset purchase and contribution agreement pursuant to which Parent would purchase a fifty-one percent (51%) membership interest in a limited liability company, plus an option to purchase the remaining forty-nine percent (49%) membership interest in such limited liability company as described in this Amendment;

WHEREAS, the Borrowers have requested modification of the Credit Agreement to permit Parent to guarantee certain obligations of such limited liability company; and

WHEREAS, the parties hereto desire to amend certain provisions of the Credit Agreement as outlined herein;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1.                                DEFINED TERMS.

Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment.

Section 2                                AMENDMENT TO THE CREDIT AGREEMENT

The Credit Agreement is hereby amended as follows:

2.1           Amendment of Certain Defined Terms.  Section 1.3 (Definitions) of the Credit Agreement is hereby amended by replacing the existing definitions of “Cash Concentration Account” and “Cash Concentration Account Agreement” with the following definitions in proper alphabetical order:

“Cash Concentration Account” shall mean, with respect to the Borrowers, at the discretion of the Agent, either: (i) any of those certain commercial deposit accounts at National City Bank (including, in each instance where named in this Agreement, any successor of National City Bank), in the name of the Agent, designated as “National City Business Credit, Inc. (for the benefit of itself and the Issuer) Borrowing Agent Cash Concentration Account” pursuant to a Cash Concentration Account Agreement (a “Non-Borrower Titled Cash Concentration Account”); or (ii) such other depository accounts as may be established and maintained by any of the Borrowers, the Borrowing Agent or any other applicable Domestic Obligor at National City Bank from time to time, pursuant to a Deposit Account Agreement and/or a Blocked Account Agreement, each of which, in either case, shall be: (a) without liability by the Agent or National City Bank to pay interest thereon, (b) the funds within which shall immediately become the sole and exclusive property of the Agent for the pro rata benefit of the Secured Creditors and subject to the sole and exclusive control off the Agent, and (c) from which account the Agent shall have the irrevocable and exclusive right to withdraw funds.

“Cash Concentration Account Agreement” shall mean an agreement entered into by the Agent and National City Bank with respect to each Non-Borrower Titled Cash Concentration Account, in form and substance satisfactory to the Agent and acknowledged by the Borrowers, the Borrowing Agent or other Domestic Obligor, as applicable, whereby National City Bank will agree to maintain the Non-Borrower Titled Cash Concentration Account on behalf of the Agent.

2.2           Addition of Certain Defined Terms.  Section 1.3 (Definitions) of the Credit Agreement is hereby amended to add the following definition in proper alphabetical order:

“New Bolton” shall mean New Bolton Conductive Systems, LLC, a Michigan limited liability company.

“New Bolton Acquisition” shall mean the transaction, to be consummated on the  New Bolton Acquisition Date , whereby the Parent acquires, pursuant to the terms and conditions of the New Bolton Acquisition Documents, (i) fifty-one percent (51%) of all of the outstanding membership interest of New Bolton, and (ii) an option, exercisable on or after January 1, 2013, but not later than December 31, 2013, to acquire forty-nine percent (49%) of the outstanding membership interest of New Bolton from Bolton Conductive Systems, LLC.

“New Bolton Acquisition Agreement” shall mean the Asset Purchase and Contribution Agreement among the Parent, Bolton Conductive Systems, LLC, Martin Kochis, Joseph Malecke, Bolton Investments, LLC, a Michigan limited liability company, William Bolton and New Bolton, as in existence as of the New Bolton Acquisition Date.

“New Bolton Acquisition Date” shall mean the date, not later than October 16, 2009, of the closing of the New Bolton Acquisition, as determined by the Parent and the other parties to the New Bolton Acquisition Documents.

“New Bolton Acquisition Documents” shall mean the New Bolton Acquisition Agreement, and all agreements, instruments and documents executed or to be executed pursuant thereto or in connection therewith, as in existence as of the New Bolton Acquisition Date.

“New Bolton Loan Documents” shall mean that certain loan agreement, to be dated on or about the New Bolton Acquisition Date, between New Bolton and Comerica Bank, pursuant to which New Bolton will borrow an aggregate principal amount of up to Five Million Dollars ($5,000,000) from Comerica Bank, and all agreements, instruments and documents executed pursuant thereto or in connection therewith.

“Parent Guaranty” shall mean that certain guaranty agreement of the Parent, in form and substance satisfactory to the Agent, to be dated as of the date of the New Bolton Loan Documents, in favor of Comerica Bank, pursuant to which the Parent guarantees the obligations of New Bolton owing to Comerica Bank pursuant to the New Bolton Loan Documents.

2.3           Addition of New Section 1.11 Regarding Removal of UK Borrowers.  Section 1.11 of the Credit Agreement is hereby added as follows:

1.11           Removal of UK Borrowers.

Due to the fact that no Foreign Borrower other than the UK Borrowers has existed hereunder, and no UK Borrower  has borrowed or intends to borrow any Revolving Advances hereunder nor incurred or intends to incur any Obligations, and notwithstanding any provision of this Agreement to the contrary, each UK Borrower is hereby deleted and removed from this Agreement and shall no longer constitute, and shall not have any of the rights or obligations of, a “Borrower”, “Guarantor”, “Loan Party” or “Obligor” hereunder or under the Other Loan Documents.  All references to “UK Borrower”, “Eligible UK Inventory”, “Eligible UK Receivables”, “Foreign Borrower”, “Foreign Borrower Sublimit”, “UK Assets”, “UK Borrower Sublimit”, “UK Collateral”, “UK Collateralized Loan Amount”, “UK Formula Amount” or “UK Security Documents” contained herein or in any Other Loan Document shall have no meaning, force or effect.  There shall be no UK Borrowers or Foreign Borrowers under this Agreement.

2.4           Addition of New Section 1.12 Regarding Classification of New Bolton.  Section 1.12 of the Credit Agreement is hereby added as follows:

1.12           Classification of New Bolton as a Non-Subsidiary.

Notwithstanding any provision of this Agreement to the contrary, including, without limitation, the definition of “Subsidiary” hereunder, New Bolton will not be deemed for any purpose to be, and shall not have any of the rights or obligations of, a “Subsidiary”, “Borrower”, “Guarantor”, “Loan Party” or “Obligor” hereunder.

2.5           Amendment to Section 2.5.  Section 2.5 of the Credit Agreement is hereby amended by replacing subsection (c) thereof with the following subsection (c) to read as follows:

(c)           Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by the Agent on the date received.  In consideration of the Agent’s agreement to conditionally credit the Loan Account as of the next Business Day following the Agent’s receipt of those items of payment, each Borrower agrees that, in computing charges under this Agreement, all items of payment shall be deemed applied by the Agent on account of the Obligations one (1) Business Day after (i) the Business Day Agent receives such payments via wire transfer or electronic depository check, or (ii) in the case of payments received by Agent in any other form, the Business Day such payment constitutes good funds in the Agent’s account.  The Agent is not, however, required to credit the Loan Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge the Loan Account for the amount of any item of payment which is returned to Agent unpaid or otherwise not collected.

2.6           Further Amendment to Section 2.5.  Section 2.5 of the Credit Agreement is hereby further amended by replacing subsection (d) thereof with the following subsection (d) to read as follows:

(d)           All credits (other than federal wire transfers) shall be provisional, subject to verification and final settlement.  Each Borrower agrees that any information and data reported to the Borrowers pursuant to any service which is received prior to final posting and confirmation is subject to correction and is not to be construed as final posting information.  The Agent and the Lenders shall have no liability for the content of such preliminary service related information.

2.7           Further Amendment to Section 2.5.  Section 2.5 of the Credit Agreement is hereby further amended by adding a new sentence to the end of subsection (e) thereof to read as follows:

The Agent shall have the right to effectuate payment on any and all Obligations due and owing hereunder by charging such amounts to the Loan Account as Revolving Advances to the Borrowers.

2.8           Amendment to Section 3.2.  Section 3.2 of the Credit Agreement is hereby amended by replacing the grid set forth therein with the following grid to read as follows:

Tier	Undrawn Availability	Applicable Libor Rate Margin	Applicable Base Rate Margin	Applicable Letter of Credit Fee Percentage	Applicable Unused Facility Fee Percentage
I	< $25,000,000	1.75%	0.25%	1.75%	0.375%
II	> $25,000,000 but < $50,000,000	1.50%	0%	1.50%	0.375%
III	> $50,000,000 but < $70,000,000	1.25%	0%	1.25%	0.375%
IV	> $70,000,000	1.00%	0%	1.00%	0.375%

2.9           Amendment to Section 4.14(h).  Section 4.14(h) of the Credit Agreement is hereby amended by deleting the following sentence, which is the penultimate sentence of the second paragraph thereof

The Agent and National City Bank shall have entered into an agreement, such agreement to be in form and substance satisfactory to the Agent and acknowledged by the Borrowing Agent (or other applicable Obligor) (the “Cash Concentration Accounts Agreement”), whereby National City Bank will agree to maintain the Cash Concentration Accounts on behalf of the Agent.

2.10         Amendment to Section 7.1(a).  Section 7.1(a) of the Credit Agreement is hereby amended by replacing clause (viii) thereof with the following clause (viii) to read as follows:

(viii)                      the transfer, lease, sale or other disposition of any property by a Foreign Subsidiary to the Parent, to any Loan Party, or to any Foreign Subsidiary which is a Wholly-Owned Subsidiary for cash or an intercompany note, including, without limitation, any transfer, lease, sale or other disposition for cash or an intercompany note of (A) any equity interest in a Foreign Subsidiary, or(B) any rights in respect of intercompany indebtedness of a Foreign Subsidiary (whether evidenced by a promissory note or otherwise).

2.11                      Further Amendment to Section 7.1.  Section 7.1 of the Credit Agreement is hereby further amended by adding a new clause (g) thereto to read as follows:

(g)           The Parent and, if applicable, its Subsidiaries shall be permitted (i) to enter in to the New Bolton Acquisition Agreement and, to the extent such documents are in form and substance substantially similar to the draft form delivered to the Agent at the time of the delivery of the New Bolton Acquisition Agreement, the other New Bolton Acquisition Documents and (ii) to consummate the New Bolton Acquisition.

2.12                      Amendment to Section 7.3.  Section 7.3 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (d) thereof, (ii) replacing the “.” at the end of clause (e) thereof with the phrase “, and” and (iii) adding a new clause (f) thereto to read as follows:

(f)           the Parent Guaranty so long as the maximum amount of all obligations guaranteed thereby does not exceed Six Million Dollars ($6,000,000) in the aggregate, whether such obligations constitute principal, interest, fees or other Indebtedness;

2.13                      Amendment to Section 7.4.  Section 7.4 of the Credit Agreement is hereby amended by deleting Section 7.4 in its entirety and by replacing it with the following Section 7.4 to read as follows:

7.4         Investments.

Purchase or acquire obligations or stock of, or any other interest in, any Person, except (a) investments existing on the Closing Date and set forth on Schedule 7.4, (b) investments made in New Bolton to consummate the New Bolton Acquisition in accordance with the New Bolton Acquisition Documents, (c) Permitted Acquisitions and any related Permitted Acquisition Assumed Indebtedness in connection therewith, (d) investments in any Foreign Subsidiary or in any joint venture or partnership so long as the aggregate amount of all such investments under this clause (d), together with any guarantees by a Loan Party of any Foreign Subsidiary permitted under Section 7.3(d) and any extensions of credit from any Loan Party to a Foreign Subsidiary  permitted under Section 7.5(d), does not exceed Fifteen Million Dollars ($15,000,000) in the aggregate, (e) at any time during a Permitted Period, additional investments in any Foreign Subsidiary or in any joint venture or partnership, (f) investments in any Domestic Obligor, (g) purchases by any Foreign Subsidiary of, or acquisitions by any Foreign Subsidiary of obligations or stock of, or any other interest in, any other Foreign Subsidiary which is a Wholly-Owned Subsidiary, including any purchases, acquisitions or investments contemplated pursuant to Section 7.1(a)(viii), (h) cash and Cash Equivalents; provided, however, the Borrowers and any of their Subsidiaries may invest in cash and Cash Equivalents as follows:  (A) during any time that Revolving Advances are outstanding to the Domestic Borrowers and an Activation Notice has not been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all cash and Cash Equivalents held by the Domestic Borrowers or any of their Domestic Subsidiaries permitted by this subsection (h) shall not exceed Forty-Six Million Dollars ($46,000,000) for any period of three consecutive Business Days; (B) during any time that Revolving Advances are outstanding to the UK Borrowers or any other Foreign Borrowers and an Activation Notice has not been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all such investments held by any of the UK Borrowers or any other Foreign Borrowers permitted by this subsection (h) of this Section 7.4 shall not exceed Fifteen Million Dollars ($15,000,000) for any period of three consecutive Business Days; (C) the aggregate amount of all cash and Cash Equivalents held by Foreign Subsidiaries of the Loan Parties (other than the UK Borrowers, any other Foreign Borrowers, or any Subsidiaries of the UK Borrowers or any other Foreign Borrowers) shall not be restricted, and (D) during any time that Revolving Advances are outstanding to any Borrowers and an Activation Notice has been delivered by the Agent pursuant to Section 4.14(g), the aggregate amount of all such investments held by the Borrowers or any of their Domestic Subsidiaries permitted by subsection (h) of this Section 7.4 shall not exceed One Million Dollars ($1,000,000) for any period of three consecutive Business Days.

2.14                      Amendment to Section 7.5.  Section 7.5 of the Credit Agreement is hereby amended by replacing clause (a) thereof with the following clause (a) to read as follows:

(a)           advances loans or extensions of credit (i) to any Domestic Obligor, or (ii) from any Foreign Subsidiary to any Foreign Subsidiary which is a Wholly-Owned Subsidiary,

2.15                      Amendment to Section 7.7.  Section 7.7 of the Credit Agreement is hereby amended by replacing clause (ii) thereof with the following clause (ii) to read as follows:

(ii) any Foreign Subsidiary may declare and pay dividends to its shareholders or members in cash or other property or assets, and

2.16                      Amendment to Section 7.10.  Section 7.10 of the Credit Agreement is hereby amended by deleting Section 7.10 in its entirety and by replacing it with the following Section 7.10 to read as follows:

7.10           Transactions with Affiliates.

Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except (a) transactions in the ordinary course of business, on an arm’s length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate, and (b) transactions otherwise permitted pursuant to Sections 7.1(a)(viii), 7.3, 7.4 and 7.5.

2.17                      Amendment to Article IX.  Article IX of the Credit Agreement is hereby amended by adding the following new Sections 9.16, 9.17 and 9.18, respectively, to read as follows:

9.16           Certified Copies of the New Bolton Loan Documents.

Promptly, and in any event within Five Business Days of the New Bolton Acquisition Date, copies of all of the executed and delivered New Bolton Loan Documents and the Parent Guaranty, each in form and substance satisfactory to the Agent, certified as being true, correct and complete by an officer of the Parent.

9.17           Certified Copies of the New Bolton Charter Documents.

Promptly, and in any event within Five Business Days of the New Bolton Acquisition Date, copies of all of the certificate of formation of New Bolton, certified by the Secretary of State of the State of Michigan, and a copy of the Operating Agreement of New Bolton, each in form and substance satisfactory to the Agent, and certified as being true, correct and complete by an officer of the Parent;

9.18           Certified Copies of the New Bolton Acquisition Documents.  Promptly, and in any event within Five Business Days of the New Bolton Acquisition Date, copies of all of the executed and delivered New Bolton Acquisition Documents other than the New Bolton Acquisition Agreement, each in form and substance satisfactory to the Agent, and certified as being true, correct and complete by an officer of the Parent.

Section 3                                REPRESENTATIONS AND WARRANTIES.

Each Borrower hereby represents and warrants to the Lenders, the Agent, the Swingline Lender and the LC Issuer as follows:

3.1           The Amendment.  This Amendment has been duly and validly executed by an authorized executive officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.  The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforceability is sought by proceedings in equity or at law).

3.2           No Default or Event of Default.  No Default or Event of Default exists under the Credit Agreement as of the date hereof and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

3.3           Restatement of Representations and Warranties.  The representations and warranties of such Borrower contained in the Credit Agreement, as amended by this Amendment, and the Other Loan Documents are true and correct on and as of the Amendment Effective Date (as defined below) of this Amendment as though made on the Amendment Effective Date, unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date.

Section 4                                CONDITIONS TO EFFECTIVENESS.

The date and time of the effectiveness of this Amendment (the “Amendment Effective Date”) is subject to the satisfaction of the following conditions precedent:

4.1           Execution.  The Agent shall have received counterparts of this Amendment duly executed and delivered by an authorized officer of Parent, each other Borrower, Guarantor, Issuer and each of the Required Lenders, respectively;

4.2           Certified Copies of the New Bolton Acquisition Agreement.  The Agent shall have received from the Borrowers a copy of the executed and delivered New Bolton Acquisition Agreement and all exhibits and schedules thereto, all in form and substance satisfactory to the Agent, and certified as being true, correct and complete by an officer of the Parent;

4.3           Payment of Costs and Expenses.  The Borrowers shall have paid all outstanding and reasonable costs, expenses and the disbursements of the Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, to the extent invoiced, as well as any other fees payable on or before the Amendment Effective Date pursuant to any fee letter or agreement, if any, with the Agent;

4.4           Payment of Amendment Fee.  The Borrowers shall have paid to the Agent, for the ratable benefit of the Lenders which have executed and delivered this Amendment on or before September 25, 2009, a non-refundable amendment fee, which shall be fully earned when paid, in an amount of up to Fifty Thousand Dollars ($50,000); provided, however, (i) each such signing Lender’s share of such fee shall be equal to its respective Revolving Percentage of such Fifty Thousand Dollars ($50,000), and (ii) to the extent that any Lender does not execute and deliver this Amendment on or before September 25, 2009, the Agent shall receive an additional amount equal to such non-signing Lender’s Revolving Percentage of such Fifty Thousand Dollars ($50,000);

4.5           Other.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Agent and its counsel.

Section 5                                MISCELLANEOUS.

5.1           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio with out giving effect to the conflict of laws rules thereof.

5.2           Severability.  Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

5.3           Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

5.4           Headings.  Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

5.5           Negotiations.  Each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agent, the Swingline Lender the LC Issuer and the Lenders.

5.6           Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders, the Swingline Lender, the LC Issuer or the Agent under the Credit Agreement or the Other Loan Documents, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement or any Other Loan Document.  Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement as amended by this Amendment.

5.7           Reaffirmation.  Each Borrower, other than the UK Borrowers, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement and each of the Other Loan Documents to which it is a party and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

5.8           Release of Claims.  In consideration of the Lenders’ and the Agent’s agreements contained in this Amendment, each Borrower hereby irrevocably releases and forever discharge the Lenders, the Swingline Lender, the LC Issuer and the Agent and their Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of Agent, any Lender or any other Released Person relating to the Credit Agreement or any Other Loan Document on or prior to the date hereof.

5.9           Reference to and Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement as amended by this Amendment and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

[SIGNATURES FOLLOW]

Each of the parties has signed this Amendment No. 3 as of the day and year first above written.

BORROWERS:

STONERIDGE, INC.

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONERIDGE CONTROL DEVICES, INC.

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONERIDGE ELECTRONICS, INC.

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONERIDGE-POLLAK LIMITED

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

STONERIDGE ELECTRONICS LIMITED

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

By:	(Witness) /s/ KENNETH A KURE
(Print Full Name) Kenneth A Kure
(Address) 9400 East Market Street
Warren, Ohio 44484

GUARANTOR:

STONERIDGE FAR EAST LLC

By:	/s/ GEORGE E. STRICKLER
Name: George E. Strickler
Title: Executive Vice President, Chief Financial Officer and Treasurer

AGENT:

NATIONAL CITY BANK, successor to National City Business Credit, Inc., as Agent

By:	/s/ ANTHONY D. ALEXANDER
Name: Anthony D. Alexander
Title: Vice President

ISSUER:

NATIONAL CITY BANK, as Issuer

By:	/s/ ANTHONY D. ALEXANDER
Name: Anthony D. Alexander
Title: Vice President

LENDERS:

NATIONAL CITY BANK, successor to National City Business Credit, Inc., as a Lender

By:	/s/ ANTHONY D. ALEXANDER
Name: Anthony D. Alexander
Title: Vice President

Revolving Commitment: $28,000,000

Notice Information:

National City Bank
1965 East Sixth Street
4th Floor
Locator 01-3049
Cleveland, OH 44114
Attention: Anthony Alexander or
Stoneridge Account Manager
Telephone: (216)222-9302
Telecopier: (216)222-8155
Email: anthony.alexander@nationalcity.com

COMERICA BANK, as a Lender

By:	/s/ BRANDON WELLING
Name: Brandon Welling
Title: Account Officer – Large Corporate Lending, Midwest

Revolving Commitment: $20,000,000

Notice Information:

Comerica Bank
500 Woodward
9th Floor
Detroit, MI
Attention: Brandon Welling
Title: Account Officer – Large Corporate Lending, Midwest
Telephone: (313) 222-5066
Telecopier: (313) 222-9516
Email: bdwelling@comerica.com

JPMORGAN CHASE BANK, as a Lender

By:	/s/ MAC A. BANAS
Name: Mac A. Banas
Title: Assistant Vice President

Revolving Commitment: $20,000,000

Notice Information:

JPMorgan Chase Bank, N.A.
1300 E. Ninth Street
13th Floor
Cleveland, Ohio. 44114
Mac Banas, Assistant Vice President
Tel: 216-781-2058
Fax: 216-781-2071
Email: mac.a.banas@chase.com

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ THOMAS HUMBYRD
Name: Thomas Humbyrd
Title: Vice President

Revolving Commitment: $20,000,000

Notice Information:

PNC Bank, National Association
One PNC Plaza, Sixth Floor
249 Fifth Ave.
Pittsburgh, PA 15222
Attention: Eric L. Moore
Telephone: (412) 768-1332
Facsimile: (412) 768-4369

FIFTH THIRD BANK, as a Lender

By:	/s/ ROY LANCTOT
Name: Roy Lanctot
Title: Vice President

Revolving Commitment: $12,000,000

Notice Information:

Fifth Third Bank
600 Superior Ave East
Cleveland, Ohio. 44114
Roy Lanctot, Vice President
Tel: 216-274-5473
Fax: 216-274-5621
Email: roy.lanctot@53.com